UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entergy Corporation (“Entergy”) held its 2011 Annual Meeting of Shareholders (“Annual Meeting”) on May 6, 2011 in The Woodlands, Texas.  At the Annual Meeting, Entergy’s shareholders, upon the recommendation of the Board of Directors, approved the 2011 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries (the “Plan”).  The Plan authorizes the Personnel Committee of the Board of Directors to provide equity-based compensation of up to 5,500,000 shares of Entergy’s common stock in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares or performance units.  Our directors, officers and other employees are eligible to receive awards under the Plan.

The Plan provides for a double trigger (instead of single trigger) accelerated vesting following a change in control, establishment of minimum vesting periods for all awards (three years for service-based vesting and one year for performance-based vesting, subject to limited exceptions) and a requirement that all awards are subject to the “clawback” policy adopted by our Board of Directors.  It also provides that no underwater stock options or SARs will be repriced without shareholder approval and that no stock options or SARs will be granted with an exercise price less than the fair market value of our common stock on the date of grant. This summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A more detailed summary of the Plan can be found in Entergy’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on March 24, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below.  The proposals related to each matter are described in detail in Entergy’s Proxy Statement.

Proposal 1
Entergy’s shareholders elected eleven directors to serve until the next annual meeting with the following vote:

Nominee	Voted For	Voted Against	Abstentions	Broker Non-Votes
Maureen S. Bateman	127,906,858	1,239,387	288,899	14,725,119
Gary W. Edwards	128,216,525	929,888	288,731	14,725,119
Alexis M. Herman	126,201,119	2,915,895	318,130	14,725,119
Donald C. Hintz	128,559,250	583,103	292,791	14,725,119
J. Wayne Leonard	124,955,078	4,180,033	300,033	14,725,119
Stuart L. Levenick	128,587,203	516,653	331,288	14,725,119
Blanche L. Lincoln	128,489,305	656,129	289,710	14,725,119
Stewart C. Myers	128,194,761	949,722	290,661	14,725,119
William A. Percy, II	128,218,163	918,591	298,390	14,725,119
W.J. “Billy” Tauzin	127,982,835	1,156,330	295,979	14,725,119
Steven V. Wilkinson	128,589,023	550,310	295,811	14,725,119

Proposal 2
Entergy’s shareholders ratified the selection of Deloitte & Touche as our independent registered public accountants for 2011 as set forth below:

Voted For	Voted Against	Abstentions
142,726,877	1,159,940	273,446

Proposal 3

Entergy’s shareholders approved the advisory vote on executive compensation as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
124,818,798	4,069,516	546,830	14,725,119

Proposal 4
In the advisory vote on the frequency of future shareholder advisory votes on Entergy’s executive compensation, votes were cast in favor of holding future advisory votes every year, every two years or every three years as follows:

One Year	Two Years	Three Years	Abstentions
107,548,728	1,158,362	20,243,965	484,089

In accordance with the results of this advisory vote, Entergy intends to hold future advisory votes on the compensation of its named executive officers (or “say on pay”) annually until it next holds an advisory vote on the frequency of say-on-pay votes as required under SEC rules.

Proposal 5

Entergy’s shareholders approved the 2011 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
117,054,684	11,807,616	572,844	14,725,119

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1
2011 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries, filed as Annex A to Entergy’s Definitive Proxy Statement filed with the SEC on March 24, 2011 and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Robert D. Sloan
Robert D. Sloan Executive Vice President, General Counsel and Secretary

Dated: May 11, 2011